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             CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement (Form S-8 for the registration of 24,000 shares of FirstFed Bancorp, Inc. common stock in connection with the 1998 Amendment to the 1995 Stock Option and Incentive Plan) of our report dated June 22, 1998 incorporated by reference in FirstFed Bancorp, Inc.'s Form 10-KSB for the year ended March 31, 1998 and to all references to our Firm included in this Registration Statement.


                                   /s/ Arthur Andersen LLP

Birmingham, Alabama
August 7, 1998